Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200634) pertaining to the UBS 401(k) Plan (formerly the UBS Savings and Investment Plan) of UBS Group AG of our report dated June 28, 2016, with respect to the financial statements and schedule of the UBS 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

New York, New York

June 28, 2016